SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Utilities Growth & Income -- Class A Shares
Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance): 11/19/90


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,122.96 $1,764.37    $2,153.35

T   =  Average Annual
       Total Return               12.30%     12.03%     11.67%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,358,484

Expenses                         $548,588

Reimbursement                    $0

Average shares                     51,320,099

NAV                              $12.49

Sales Charge                        5.75%

POP                              $13.25

Yield at POP                         3.21%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Utilities Growth & Income Fund -- Class B Shares
Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance): 4/27/92


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000    $1,000

ERV =  Ending Redeemable Value   $1,132.78   $1,781.92 $2,168.38

T   =  Average Annual
       Total Return              13.28%       12.25%     11.78%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,427,075

Expenses                         $976,828

Reimbursement                    $0

Average shares                     53,014,048

NAV                              $12.42

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                        2.66%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Utilities Growth & Income  -- Class M Shares
Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance): 3/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,144.82 $1,763.49    $2,130.55

T   =  Average Annual
       Total Return              14.48%     12.01%       11.50%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $36,753

Expenses                         $12,581

Reimbursement                    $0

Average shares                     802,786

NAV                              $12.47

Sales Charge                        3.50%

POP                              $12.92

Yield at POP                         2.81%